Exhibit 10.22 JELD-WEN HOLDING, INC. 2022 MANAGEMENT INCENTIVE PLAN 1. Purpose. The purpose of this JELD-WEN Holding, Inc. Management Incentive Plan is to promote the interests of the Company and its shareholders by motivating superior performance by executive officers and other key personnel with annual bonus opportunities based upon corporate and individual performance. 2. Definitions. (a) “Award” means an award granted to a Participant under the Plan subject to such terms and conditions as the Plan Administrator may establish under the terms of the Plan. (b) “Base Salary” means a Participant’s annual base salary determined as of the last day of a Plan Year. (c) “Board” means the Board of Directors of the Company. (d) “Company” means JELD-WEN Holding, Inc. and its subsidiaries. (e) “Participant” means an officer, key employee or consultant of the Company who is in a position to make contributions to the growth and financial success of the Company and who has been granted an Award under the Plan. (f) “Performance Criteria” shall have the meaning set forth in Section 5(b) hereof. (g) “Performance Goals” shall have the meaning set forth in Section 5(c) hereof. (h) “Plan” means this JELD-WEN Holding, Inc. Management Incentive Plan, as it may be amended and restated from time to time. (i) “Plan Administrator” means the Compensation Committee of the Board, or such other committee of the Board that the Board shall designate from time to time to administer the Plan. (j) “Plan Year” means the twelve consecutive month period beginning each January 1 and ending on the following December 31. 3. Plan Administration. (a) General. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have such powers and authority as may be necessary or appropriate for the Plan Administrator to carry out its functions as described in the Plan. No member of the Plan Administrator shall be liable for any action or determination made in good faith by the Plan Administrator with respect to the Plan or any Award hereunder. The Plan Administrator may delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under this Plan. (b) Discretionary Authority. Subject to the express limitations of the Plan, the Plan Administrator shall have authority in its discretion to determine the time or times at which Awards may be granted, the recipients of Awards, the Performance Criteria, the Performance Goals and all other terms of an Award. The Plan Administrator shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Plan Administrator may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Plan Administrator shall be final, conclusive, and binding upon all parties. 4. Eligibility and Participation. Employees of the Company who hold a position as an executive officer of the Company shall be eligible to participate in the Plan for a Plan Year on such basis and on such terms and conditions as determined by the Plan Administrator. In addition, any other employees and consultants of the Company designated by the Plan Administrator to receive an Award for a Plan Year shall become a Participant in the Plan with respect to such Plan Year. 5. Awards. (a) Amount of Awards. The Plan Administrator will determine in its discretion the amount of an Award, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment to be made upon achievement of the Performance Goals for each Plan Year. All Awards will be paid in cash; in no event may any Award payable to any Participant under the Plan for any Plan Year exceed two hundred percent (200%) of the Participant’s Base Salary. (b) Performance Criteria. For purposes of Awards granted under the Plan, the “Performance Criteria” for a given Plan Year shall be one or any combination of the following, for an identified subsidiary or business unit, as may be selected by the Plan Administrator in its sole discretion at the time of an Award, : (i) earnings per share; (ii) operating income; (iii) return on equity or assets; (iv) cash flow; (v) net cash flow; (vi) cash flow from operations; (vii) EBITDA and/or adjusted EBITDA; (viii) revenue growth, product revenue and/or comparable sales growth; (ix) revenue ratios; (x) cost reductions; (xi) cost ratios or margins; (xii) overall revenue or sales growth; (xiii) expense reduction or management; (xiv) market position or market share; (xv) total shareholder return; (xvi) return on investment; (xvii) earnings before interest and taxes (EBIT); (xviii) net income (before or after taxes); (xix) return on assets or net assets; (xx) economic value added; (xxi) shareholder value added; (xxii) cash flow return on investment; (xxiii) net operating profit; (xxiv) net operating profit after tax; (xxv) return on capital; (xxvi) return on invested capital; (xxvii) customer growth; (xxviii) supply chain achievements, (xxix) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxx) financing and other capital raising transactions (xxxi); strategic partnerships or transactions net revenue; or (xxxii) any combination of or a specified increase in any of the foregoing, or such other performance criteria determined to be appropriate by the Plan Administrator in its sole discretion. (c) Performance Goals. For purposes of Awards granted under the Plan, the “Performance Goals” for a given Plan Year shall be the levels of achievement relating to the Performance Criteria as may be selected by the Plan Administrator for the Award. Performance Goals shall be established for each Participant each Plan Year. The Plan Administrator may establish such Performance Goals relative to the applicable Performance Criteria as it determines in its sole discretion at the time of an Award. The Performance Goals for the Global MIP pool calculation are applied individually to each Performance Criteria. The Award issued for each Plan Year shall specify the Peformance Goal threshold, target, and attainment levelsThe Performance Goals may be applied by the Plan Administrator after excluding charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, and without regard to realized capital gains. The Award made to an individual Participant may be less (including no Award) than the percentage of the Target Award determined based on the level of achievement of applicable Performance Goals. The Committee shall be precluded from increasing the Target Award but may apply its discretion to increase, reduce or eliminate such Award without the consent of the Participant, which determination shall be final and binding on the Participant. (d) Payment of Awards. The payment of awards under the Plan shall be made during the calendar year following the applicable Plan Year and within thirty days following the Committee’s certification of the achievement of applicable Performance Goals, which generally shall be within two and one half months following the end of the applicable Plan Year. (e) Form of Payment. Awards under the Plan shall be paid in cash. (f) Tax Withholding. Any payment under this Plan shall be subject to applicable income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment. To the extent that shares of Company stock are used to satisfy withholding obligations of a Participant (whether previously-owned shares or shares withheld from a stock award), they may be used only to satisfy the minimum tax withholding required by law (or such other amount as will not have any adverse accounting impact as determined by the Committee). (g) Award Deductions. Any Award under the Plan may be reduced by a Participant’s outstanding debts owed to the Company at the time payment of the Award is made and shall be subject to the terms of the Company’s Clawback Policy, as it may be amended from time to time. 6. Termination of Employment. (a) General Rule. Subject to the provisions of Section 6(b) hereof, the obligation of the Company to satisfy payment of an Award to a Participant hereunder is conditioned upon the continued employment of the Participant with the Company at the time determined by the Plan Administrator for payment of an Award. If the employment of a Participant with the Company is terminated for any reason, at any time prior to the time determined by the Plan Administrator for payment of an Award hereunder, the Award shall be forfeited and automatically be cancelled without further action of the Company, unless otherwise provided by the Plan Administrator. (b) Exceptions. The Plan Administrator may, in its discretion, provide for the payment of an Award in the event a Participant’s employment with the Company is terminated as a result of the Participant’s death or disability. 7. General Provisions. (a) Effective Date. The Plan shall be effective commencing January 1, 2022. (b) Amendment and Termination. The Company may, from time to time, by action of the Board, amend, suspend or terminate any or all of the provisions of the Plan with respect to the then current Plan Year and any future Plan Year, without the requirement of obtaining the consent of the affected Participants. The Board shall not, without approval of a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon, (i) increase the maximum amount of compensation which may be awarded under the Plan to any individual, (ii) alter the Performance Goals, or (iii) extend the term of the Plan. Subject to the above provisions, the Board and the Committee shall have authority to amend the Plan to make changes that are consistent with the purpose of the Plan or to take into account changes in law and tax and accounting rules, as well as other developments and to make Awards which qualify for beneficial treatment under such rules without shareholder approval.

(c) No Right to Employment. Nothing in the Plan shall be deemed to give any Participant the right to remain employed by the Company or to limit, in any way, the right of the Company to terminate, or to change the terms of, a Participant’s employment at any time. (d) Governing Law. The Plan shall be governed by and construed in accordance with the laws of Delaware, without regard to the choice-of-law rules thereof. (e) Section 409A. The Company intends that that payments and benefits under this Plan will either comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Section 409A”) and, accordingly, to the maximum extent permitted, this Plan shall be interpreted to be exempt from Section 409A or in compliance therewith, as applicable. Nothing contained herein shall constitute any representation or warranty by the Company regarding compliance with Section 409A. The Company shall have no obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A on any person and the Company, its subsidiaries and affiliates, and each of their respective employees or representatives, shall have no liability to any person with respect thereto. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or relating to any such payments or benefits, references to a “termination,” “termination of employment,” or like terms shall mean “separation from service.” If an amount is paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment. Notwithstanding any contrary provision in the Plan, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid on the day that immediately follows the end of such six-month period.